CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-108624) pertaining to the 1996 Stock Option Plan and the 2002 Long Term Incentive and Share Award Plan of Cathay Merchant Group, Inc. of our report dated March 3, 2006, with respect to the consolidated financial statements of Cathay Merchant Group, Inc. included in this Annual Report (Form 10-KSB) for the five month transition period ended December 31, 2005.

/s/ Peterson Sullivan PLLC

Seattle, Washington
March 29, 2006